Law Offices

                      Stradley, Ronon, Stevens & Young, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000


Direct Dial: (215) 564-8115
                               September 15, 1998

Franklin Gold Fund
777 Mariners Island Blvd.
San Mateo, CA 94403-7777


            Re:   Legal Opinion-Securities Act of 1933

Ladies and Gentlemen:

            We have examined the Articles of Incorporation, as amended (the "Articles of Incorporation") of the Franklin Gold Fund (the "Fund"), a corporation organized under the laws of the State of California on June 20, 1968, the By-Laws of the Fund and the various pertinent proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940 (the "Investment Company Act") and the Securities Act of 1933 (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

            The Fund is authorized by its Articles of Incorporation to issue one hundred million (100,000,000) shares of stock with a par value of $0.10. The Fund issues three series of a single class designated the Franklin Gold Fund Series. The Articles of Incorporation designate, or authorize the Directors to designate, one or more series or classes of shares of the Fund, and allocate, or authorize the Directors to allocate, shares of stock to each such series or class. The Articles of Incorporation also empower the Directors to designate any additional series or classes and allocate shares to such series or classes.

            The Fund has filed with the U.S. Securities and Exchange Commission (the "Commission"), a Registration Statement under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Rule 24f-2 under the Investment Company Act. You have further advised us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

            You have also informed us that the shares of the Fund have been, and will continue to be, sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with
Section 5(b) of the Securities Act.

            Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting Fund under the laws of the State of California, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund when issued for the consideration set by the Board of Directors pursuant to the Articles of Incorporation, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles of Incorporation and the laws of the State of California.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Fund, and any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the registration statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.


                              Very truly yours,

                              STRADLEY, RONON, STEVENS & YOUNG, LLP


                              BY: Bruce G. Leto
                                  Bruce G. Leto